Exhibit 99.1
Media Contacts:
Michael D. Porcelain, Senior Vice President and Chief Financial Officer
(631) 962-7103
Info@comtechtel.com

COMTECH TELECOMMUNICATIONS CORP. ANNOUNCES
RESULTS FOR FISCAL 2018 SECOND QUARTER AND
UPDATES ITS FISCAL 2018 GUIDANCE

Melville, New York – March 7, 2018 – Comtech Telecommunications Corp. (NASDAQ: CMTL) today reported its operating results for the second fiscal quarter ended January 31, 2018 and updated its fiscal 2018 guidance.

Fiscal 2018 Second Quarter Highlights

•	Net sales were $133.7 million.

•	Bookings were $210.6 million, with a book-to-bill ratio (a measure defined as bookings divided by net sales) of 1.57.

•
Backlog was $567.3 million, which is close to Comtech's record high. Comtech's backlog does not include the unfunded portions of multi-year contracts. As such, the total value of multi-year contracts that Comtech has received is substantially higher.

•
Comtech received several strategic contract awards including: (i) a $134.0 million award to provide one of the largest wireless carriers in the U.S. with enhanced 911 services; (ii) a $123.6 million contract to be the sole provider of sustainment support services for the U.S. Army’s “SNAP” mobile satellite communications program; and (iii) an initial $11.7 million order to provide several thousand of Comtech's next generation MT-2025 mobile satellite transceivers to support the U.S. Army’s Blue Force Tracking-2 (“BFT-2”) system.

•	GAAP operating income was $4.9 million and GAAP net income was $15.8 million, or $0.66 per diluted share.

•
GAAP net income includes a net tax benefit of $14.0 million, or $0.59 per diluted share ("Tax Gain"), primarily due to the remeasurement of deferred tax assets and liabilities as a result of Tax Reform, which also resulted in a reduction to Comtech's fiscal 2018 estimated effective tax rate to approximately 27.75%. Excluding the $0.59 per diluted share Tax Gain, GAAP net income would have been approximately $1.8 million, or $0.07 per diluted share.

•
Adjusted EBITDA was $14.5 million. Adjusted EBITDA is a non-GAAP financial measure which is reconciled to the most directly comparable GAAP financial measure and is more fully defined in the below table.

•	Cash flows from operating activities were $2.7 million.

•	Cash dividends of $2.4 million were paid to common stockholders.

•	$40.5 million of cash and cash equivalents as of January 31, 2018.

In commenting on Comtech’s performance during the second quarter of fiscal 2018 and Comtech’s fiscal 2018 guidance, Fred Kornberg, President and Chief Executive Officer, stated, "I could not be more pleased with our better than expected second quarter results and the major multi-year contract awards that we have received to-date. Business momentum remains strong and shows no signs of slowing down. Given our year-to-date performance and strong positive business momentum, we are increasing our 2018 fiscal year financial targets and expect that fiscal 2018 will be a very strong year."

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Updated 2018 Fiscal Year Financial Targets

•
Comtech is increasing its revenue target to a new range of approximately $570.0 million to $585.0 million, as compared to a prior range of $550.0 million to $575.0 million. Despite the absence of $6.7 million of BFT-1 intellectual property license fees that Comtech earned in fiscal 2017 supporting the U.S. Army’s Blue Force Tracking Program, the mid-point of Comtech’s new fiscal 2018 revenue target range represents a year-over-year growth rate of close to 5.0%.

•
Comtech is increasing its Adjusted EBITDA target to a new range of $72.0 million to $76.0 million, as compared to a prior range of $69.0 million to $73.0 million. Despite the absence of the $6.7 million of BFT-1 intellectual property license fees, the mid-point of the new fiscal 2018 Adjusted EBITDA target range represents a year-over-year growth rate of close to 5.0%.

•
Comtech’s third quarter consolidated net sales and Adjusted EBITDA are expected to be higher than the related amounts achieved in its second quarter of fiscal 2018 by approximately 10.0%. Comtech’s consolidated GAAP operating income and Adjusted EBITDA, as a percentage of its consolidated third quarter fiscal 2018 net sales, are expected to approximate 4.0% and 11.0%, respectively, with significant increases in each metric in the fourth quarter of fiscal 2018.

•
Comtech is increasing its GAAP diluted EPS target to a new range of $1.08 to $1.23, as compared to a prior range of $0.44 to $0.46. This new target range includes the benefits of the $0.59 per diluted share Tax Gain and better than expected operating performance, partially offset by an increase in expected amortization of stock-based compensation. GAAP diluted EPS for Comtech's third quarter of fiscal 2018 is expected to approximate a range of $0.10 to $0.12 per diluted share, which is higher than the $0.07 per diluted share Comtech achieved in its second quarter of fiscal 2018 when excluding the $0.59 per diluted share Tax Gain.

•
In line with its original Business Outlook for Fiscal 2018, Comtech’s fourth quarter of fiscal 2018 is expected to be the peak quarter - by far - for consolidated net sales, GAAP operating income and Adjusted EBITDA.

•
Comtech's new estimated effective tax rate of 27.75% reflects seven months of benefit related to Tax Reform. Although Comtech continues to perform an analysis of Tax Reform and its impact, Comtech's initial assessment is that its effective tax rate in fiscal 2019, before any discrete items, will range from 24.5% to 26.0%.

•
If order flow remains strong and Comtech is able to achieve all of its fiscal 2018 business goals, it is possible that Comtech's actual fiscal 2018 consolidated net sales, GAAP diluted EPS and Adjusted EBITDA could be higher than its targeted amounts.

Additional information about Comtech’s fiscal 2018 guidance is included in Comtech’s second quarter investor presentation which is located on Comtech’s website at www.comtechtel.com.

Conference Call
Comtech has scheduled an investor conference call for 8:30 AM (ET) on Thursday, March 8, 2018. Investors and the public are invited to access a live webcast of the conference call from the Investor Relations section of the Comtech website at www.comtechtel.com. Alternatively, investors can access the conference call by dialing (888) 632‑3389 (domestic), or (785) 424‑1673 (international) and using the conference I.D. "Comtech." A replay of the conference call will be available for seven days by dialing (800) 839‑2383 or (402) 220‑7202. In addition, an updated investor presentation, including earnings guidance, is available on Comtech's website.

About Comtech
Comtech Telecommunications Corp. designs, develops, produces and markets innovative products, systems and services for advanced communications solutions. Comtech sells products to a diverse customer base in the global commercial and government communications markets.

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Cautionary Statement Regarding Forward-Looking Statements
Certain information in this press release contains forward-looking statements, including but not limited to, information relating to the Company's future performance and financial condition, plans and objectives of the Company's management and the Company's assumptions regarding such future performance, financial condition, and plans and objectives that involve certain significant known and unknown risks and uncertainties and other factors not under the Company's control which may cause its actual results, future performance and financial condition, and achievement of plans and objectives of the Company's management to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include, among other things: the risk that the Company will be unsuccessful in implementing a tactical shift in its Government Solutions segment away from bidding on large commodity service contracts and toward pursuing contracts for its niche products with higher margins; the nature and timing of receipt of, and the Company's performance on, new or existing orders that can cause significant fluctuations in net sales and operating results; the timing and funding of government contracts; adjustments to gross profits on long-term contracts; risks associated with international sales; rapid technological change; evolving industry standards; new product announcements and enhancements, including the risks associated with the Company's recent launch of HeightsTM Dynamic Network Access Technology ("HEIGHTS" or "HDNA"); changing customer demands; changes in prevailing economic and political conditions; changes in the price of oil in global markets; changes in foreign currency exchange rates; risks associated with the Company's and TeleCommunication Systems, Inc.'s ("TCS") legacy legal proceedings, customer claims for indemnification and other similar matters; risks associated with the Company’s obligations under its Secured Credit Facility, as amended; risks associated with the Company's large contracts; the impact of H.R.1, also known as the Tax Cuts and Jobs Act ("Tax Reform"), which was recently enacted in the U.S.; and other factors described in this and the Company's other filings with the Securities and Exchange Commission.

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended January 31,		Six months ended January 31,
	2018	2017	2018	2017

Net sales	$133,731,000	139,028,000	255,300,000	274,814,000
Cost of sales	82,930,000	85,824,000	156,783,000	169,502,000
Gross profit	50,801,000	53,204,000	98,517,000	105,312,000

Expenses:
Selling, general and administrative	27,215,000	30,988,000	55,690,000	63,673,000
Research and development	13,435,000	13,314,000	27,185,000	27,410,000
Amortization of intangibles	5,268,000	6,032,000	10,537,000	12,087,000
Settlement of intellectual property litigation	—	(9,979,000)	—	(9,979,000)
	45,918,000	40,355,000	93,412,000	93,191,000

Operating income	4,883,000	12,849,000	5,105,000	12,121,000

Other expenses (income):
Interest expense	2,519,000	2,852,000	5,107,000	6,177,000
Interest (income) and other	(48,000)	(74,000)	(9,000)	(76,000)

Income before (benefit from) provision for income taxes	2,412,000	10,071,000	7,000	6,020,000
(Benefit from) provision for income taxes	(13,349,000)	3,486,000	(14,094,000)	1,924,000

Net income	$15,761,000	6,585,000	14,101,000	4,096,000

Net income per share:
Basic	$0.66	0.28	0.59	0.17
Diluted	$0.66	0.28	0.59	0.17

Weighted average number of common shares outstanding – basic	23,816,000	23,428,000	23,805,000	23,406,000

Weighted average number of common and common equivalent shares outstanding – diluted	23,953,000	23,445,000	23,942,000	23,427,000

Dividends declared per issued and outstanding common share as of the applicable dividend record date	$0.10	0.10	0.20	0.40
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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

	January 31, 2018	July 31, 2017
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$40,472,000	41,844,000
Accounts receivable, net	117,973,000	124,962,000
Inventories, net	71,707,000	60,603,000
Prepaid expenses and other current assets	14,915,000	13,635,000
Total current assets	245,067,000	241,044,000
Property, plant and equipment, net	30,122,000	32,847,000
Goodwill	290,633,000	290,633,000
Intangibles with finite lives, net	251,334,000	261,871,000
Deferred financing costs, net	2,635,000	3,065,000
Other assets, net	2,860,000	2,603,000
Total assets	$822,651,000	832,063,000
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$27,662,000	29,402,000
Accrued expenses and other current liabilities	60,585,000	68,610,000
Dividends payable	2,351,000	2,343,000
Customer advances and deposits	24,848,000	25,771,000
Current portion of long-term debt	17,211,000	15,494,000
Current portion of capital lease obligations	1,858,000	2,309,000
Interest payable	83,000	282,000
Total current liabilities	134,598,000	144,211,000
Non-current portion of long-term debt, net	174,225,000	176,228,000
Non-current portion of capital lease obligations	885,000	1,771,000
Income taxes payable	2,558,000	2,515,000
Deferred tax liability, net	6,088,000	17,306,000
Customer advances and deposits, non-current	8,385,000	7,227,000
Other liabilities	5,291,000	2,655,000
Total liabilities	332,030,000	351,913,000
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $.10 per share; shares authorized and unissued 2,000,000	—	—
Common stock, par value $.10 per share; authorized 100,000,000 shares; issued 38,653,430 shares and 38,619,467 shares at January 31, 2018 and July 31, 2017, respectively	3,865,000	3,862,000
Additional paid-in capital	534,224,000	533,001,000
Retained earnings	394,381,000	385,136,000
	932,470,000	921,999,000
Less:
Treasury stock, at cost (15,033,317 shares at January 31, 2018 and July 31, 2017)	(441,849,000)	(441,849,000)
Total stockholders’ equity	490,621,000	480,150,000
Total liabilities and stockholders’ equity	$822,651,000	832,063,000
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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(Unaudited)

Use of Non-GAAP Financial Measures
In order to provide investors with additional information regarding its financial results, this press release contains "Non-GAAP financial measures" under the rules of the SEC. The Company's Adjusted EBITDA is a Non-GAAP measure that represents earnings (loss) before income taxes, interest (income) and other expense, interest expense, amortization of stock-based compensation, amortization of intangibles, depreciation expense, settlement of intellectual property litigation, acquisition plan expenses or strategic alternatives analysis expenses and other. The Company's definition of Adjusted EBITDA may differ from the definition of EBITDA used by other companies and therefore may not be comparable to similarly titled measures used by other companies. Adjusted EBITDA is also a measure frequently requested by the Company's investors and analysts. The Company believes that investors and analysts may use Adjusted EBITDA, along with other information contained in its SEC filings, in assessing the Company's performance and comparability of its results with other companies. These Non-GAAP financial measures have limitations as an analytical tool as they exclude the financial impact of transactions necessary to conduct the Company’s business, such as the granting of equity compensation awards, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. These measures are adjusted as described in the reconciliation of GAAP to Non-GAAP in the below table, but these adjustments should not be construed as an inference that all of these adjustments or costs are unusual, infrequent or non-recurring. Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, financial measures determined in accordance with GAAP. Investors are advised to carefully review the GAAP financial results that are disclosed in the Company’s SEC filings. The Company has not quantitatively reconciled its fiscal 2018 Adjusted EBITDA target to the most directly comparable GAAP measure because items such as stock-based compensation, adjustments to the provision for income taxes, amortization of intangibles and interest expense, which are specific items that impact these measures, have not yet occurred, are out of the Company's control, or cannot be predicted. For example, quantification of stock-based compensation expense requires inputs such as the number of shares granted and market price that are not currently ascertainable. Accordingly, reconciliations to the Non-GAAP forward looking metrics are not available without unreasonable effort and such unavailable reconciling items could significantly impact the Company's financial results.

	Three months ended January 31,		Six months ended January 31,		Fiscal Year
	2018	2017	2018	2017	2017
Reconciliation of GAAP Net Income to Adjusted EBITDA:
Net income	$15,761,000	6,585,000	14,101,000	4,096,000	$15,827,000
(Benefit from) provision for income taxes	(13,349,000)	3,486,000	(14,094,000)	1,924,000	9,654,000
Interest (income) and other expense	(48,000)	(74,000)	(9,000)	(76,000)	(68,000)
Interest expense	2,519,000	2,852,000	5,107,000	6,177,000	11,629,000
Amortization of stock-based compensation	1,080,000	1,019,000	1,827,000	1,989,000	8,506,000
Amortization of intangibles	5,268,000	6,032,000	10,537,000	12,087,000	22,823,000
Depreciation	3,317,000	3,568,000	6,663,000	7,317,000	14,354,000
Settlement of intellectual property litigation	—	(9,979,000)	—	(9,979,000)	(12,020,000)
Adjusted EBITDA	$14,548,000	13,489,000	24,132,000	23,535,000	$70,705,000

ECMTL
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